E-2

                           Consultant Stock Plan 2003

THIS CONSULTANT STOCK PLAN 2003 ("Plan") is made effective as of October 29,
2003 by SKYBRIDGE WIRELESS, INC. ("Company"), for various consultants as designated by the Board ("Consultants").

                                R E C I T A L S:

        The Company wishes to grant, and the Consultants wish to receive, as compensation for consultation services to the Company, a total of 20,000,000
Shares of the common stock of the Company ("Common Stock"), all pursuant to the provisions set forth herein;

        NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, by issuing the Shares and by the Consultant accepting the Shares, including any Options relating to the Shares, the parties agree as follows:

     1.  Grant of Shares.  The Company hereby grants to the Consultants shares of Common Stock, up to 20,000,000 shares (the "Shares") in the Company. The
Shares may be issued for a period of one year, as the duration of the Plan, and may be issued under stock options on terms fixed by the Board of Directors and confirmed with the respective Consultant.

     2.  Services.  Consultants have been or will be engaged by the Company and the Company has received business consultation services and/or promises of additional services. Services may be detailed in additional documentation, including confirmatory letters and agreements, as provided to one or more officers of the Company, or may be provided as otherwise acceptable to the officers.

     3.   Compensation.  The Consultants are not entitled to receive cash compensation, unless and until any agreement to the contrary is reached with any particular  Consultant.  Consultants' sole compensation is the Shares identified herein,  unless  the  parties agree otherwise as in the case of options.

     4.  Registration or Exemption.  Notwithstanding anything to the contrary contained herein, the Shares may not be issued unless the Shares are registered pursuant to the Securities Act of 1933, as amended ("Act").

     5.  Delivery of Shares.  The Company shall deliver, subject to the terms and conditions of this Plan, to each Consultant, as soon as practicable, a
Certificate representing the Shares. Each Consultant agrees to be bound by the terms and conditions under the Plan by accepting delivery of the Shares, and any other terms individually agreed to in writing by the parties.

     6.  Company's Rights.  The existence of the Shares and/or this Plan shall not affect in any way the rights of the Company to conduct its business.

     7.  Disclosure.  Each Consultant agrees to having read and fully considered the disclosures under Exhibit "A" attached hereto and incorporated herein by reference.

     8.  Amendments. This Plan may not be amended unless by the written consent of Board.

     9.  Governing Law. This Plan shall be governed by the laws of the State of
Nevada, and the sole venue for any action arising hereunder or in connection herewith shall be a court of competent jurisdiction in the state of the headquarters of the Company.

     10.  Binding Effect.  This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

     12.  Captions. The captions herein are for convenience and shall not control the interpretation of this Plan.

     11.  Cooperation. The parties agree to execute such reasonable necessary documents  upon  advice of legal  counsel  in order to carry out the  intent and purpose of this Plan as set forth hereinabove.

     12.  Gender and Number.  Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

     13.  Severability.   In the event anyone or more of the provisions of this
Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

By order of the Board of Directors

                            EXHIBIT "A" to Stock Plan

Item 1 - Plan Information

     (a)  General Plan Information

          1. The title of the Plan is:  Consultant Stock Plan 2003 ("Plan") and
     the name of the registrant whose securities are to be offered pursuant to the Plan is SKYBRIDGE WIRELESS, INC. ("Company").
          2. The general nature and purpose of the Plan is to grant Consultants
     20,000,000 shares of the Common Stock of the Company as compensation for consultation services for the Company.
          3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974,
     as amended or replaced by any subsequent law.
          4. (a) The Company shall act as Plan Administrator. The Company's address and telephone number is: SKYBRIDGE WIRELESS, INC.,
     6565 Spencer Street, Suite 205, Las Vegas, NV 89119, (702) 897-8704.

     The Company, as administrator of the Plan, will merely issue to the
     Consultants shares of Common Stock pursuant to the terms of the Plan, which may also include shares under Options.

     (b)  Securities to be Offered. Pursuant to the terms of the Plan, shares of the Company's Common Stock will be offered, and may be offered under Options.

     (c) Employees Who May Participate in the Plan. Consultants are the sole participants in this Plan. Consultants are eligible to receive the securities provided the securities have been registered or are exempt from registration under the Securities Act of 1933, as amended (the "Act").

     (d) Purchase of Securities Pursuant to the Plan.  The Company shall issue the underlying securities to Consultants as soon as practicable after respective agreements are signed. In the case of Options, Consultants are required to pay the exercise price set by the Company to receive their shares.

     (e) Resale Restrictions. Consultants may assign, sell, convey or otherwise transfer the securities received, subject to the requirements of the Act.

     (f) Tax Effects of Plan Participation.  The Plan is not qualified under
     Sec. 401 of the Internal Revenue Code of 1986, as amended or replaced by any subsequent law.

     (g) Investment of Funds. n/a

     (h) Withdrawal from the Plan; Assignment of Interest.  Withdrawal or termination  as to the Plan may occur upon  determination of the Company.
     Consultants  have the right to assign or  hypothecate  Consultant's interest in the Plan, subject to Plan provisions.

     (i) Forfeitures and Penalties.  n/a

     (j) Charges and Deductions and Liens Therefore.  n/a

Item 2 Registrant Information and Employee Plan Annual Information.

Registrant, upon oral or written request by Consultants, shall provide, without charge, the documents incorporated by reference in Part II, Item 3 of Company's
Form S-8 Registration Statement for the securities as well as any other documents required to be delivered pursuant to SEC Rule 428(b) (17 CFR Section
230.428(b)). All requests are to be directed to the Company at the address provided above.